Exhibit 99.1

CIMG Inc. Reports Q2 2026 Financial Results

HONG KONG, May 13, 2026 /PRNewswire/ — CIMG Inc. (“CIMG” or the “Company”) (Nasdaq: IMG; OTCID: CIMG), a business group specializing in digital health and sales development, which utilizes technologies and marketing networks to enhance its business partners’ sales growth and commercial value, today announced its financial results for the quarterly period ended March 31, 2026. During the reporting period, the Company achieved rapid revenue growth, expanded its channel presence in the Asian market, and initially formed a synergistic development pattern between digital assets and new businesses.

Total revenue for the quarter ended March 31, 2026 reached $3.2 million, representing substantial growth compared with the same period last year.

Total revenue for the six months ended March 31, 2026 amounted to $18.9 million, surging 82,969% year over year, with all three core product lines delivering strong performance.

The Company’s total assets stood at approximately $53.18 million, including 730 bitcoins with an aggregate carrying value of $49.85 million as of March 31, 2026, reflecting the significance of the Company’s digital asset holdings.

The Company maintains a diversified business structure consisting of three segments, enhancing its risk resilience:

● The Maca Products Series: Launched blockbuster products, including Maca-Noni and Maca Coffee.

● The Homology of Medicine and Food Series: Centered on Huomao products, exosomes and other product lines, aligning with current health consumption trends.

● The Computing Power Products: AI computing modules and GPU hardware sales have been launched, serving multiple commercial bank clients and expanding the Company’s B2B business scope.

Since 2025, the Company has been undergoing a strategic transformation and is now focusing on the Asian market. It has completed multiple mergers, acquisitions and business integrations, establishing a full-coverage, omnichannel sales network.

Alice Wang, Chairman and CEO of CIMG, stated: “The revenue structure continued to improve during the quarter ended March 31, 2026, with steady improvements in supply chain and channel efficiency. Meanwhile, the Company is actively advancing financing initiatives to optimize cash flow. We are confident in achieving a breakthrough in profitability in the near term through business growth and asset operations.”

“This quarter also marks a critical juncture in the Company’s strategic transformation. By focusing on the dual tracks of comprehensive health and AI computing power, the Company is transforming its business while further expanding revenue. Despite challenges from the overall market conditions, strong demand in the Asia market, a well-established product portfolio, and digital asset holdings may support the Company’s long-term strategic initiatives,” Alice Wang added.

About CIMG

CIMG is a business group specializing in digital health and sales development, with a cryptocurrency-focused strategy. The Company leverages AI and cryptocurrencies (such as Bitcoin and stablecoins) to drive business growth, helping clients maximize user growth and enhance brand management value. The Company’s current client portfolio includes brands such as Kangduoyuan, Maca-Noni, Qianmao, Huomao, and Coco-mango.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipate,” “aim,” “intend,” “plan,” “believe,” “estimate,” “expect,” “project,” “target,” “may,” “should,” “will,” “future,” “likely,” and similar references to future periods. These forward-looking statements include, without limitation, statements regarding the Company’s expected operating results, revenue growth, business strategy, development of its AI computing and digital health businesses, digital asset strategy, potential future purchases or holdings of Bitcoin or other digital assets, anticipated benefits from computing power service contracts, liquidity and capital resources, and the Company’s ability to execute its strategic plans.

Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, including, but not limited to, risks related to fluctuations in the market price of Bitcoin and other digital assets; the Company’s ability to execute and realize the expected benefits of computing power and digital health contracts; the Company’s ability to raise additional capital if needed; its ability to maintain compliance with Nasdaq listing standards; risks related to doing business in the People’s Republic of China, including regulatory, legal, and currency transfer risks; general economic and market conditions; competition; and other risks described in the Company’s filings with the U.S. Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent filings.

Actual results may differ materially from those expressed or implied by these forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements contained herein, except as required by applicable law.

For more information, please contact:

CIMG Inc.

+ 852 70106695

http://www.ccmg.tech

ir@ccmg.tech